Exhibit 99

FOR RELEASE 3:05 P.M. CENTRAL Thursday, February 10, 2011 Contact: Lance Berry (901) 867-4607
Wright Medical Group, Inc. Reports Results for the Fourth
Quarter Ended December 31, 2010
Company Exceeds Guidance in Both Top- and Bottom-Line Results
ARLINGTON, TN — February 10, 2011 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today reported financial results for its fourth quarter ended December 31, 2010.
Net sales totaled $138.3 million during the fourth quarter ended December 31, 2010, representing a 6% increase over net sales of $129.9 million during the fourth quarter of 2009. Excluding the impact of foreign currency, net sales increased 7% during the fourth quarter.
Net income for the fourth quarter of 2010 totaled $8.9 million or $0.22 per diluted share, compared to net income of $2.2 million or $0.06 per diluted share in the fourth quarter of 2009.
Net income for the fourth quarter of 2010 included the after-tax effects of approximately $3.0 million of non-cash stock-based compensation expense and $1.3 million of expenses associated with our deferred prosecution agreement (DPA). Net income for the fourth quarter of 2009 included the after-tax effects of approximately $5.6 million of charges to write down a significant international receivable, $3.0 million of non-cash stock-based compensation expense, $2.6 million of non-cash charges to write-off cumulative translation adjustment (CTA) balances associated with the substantially complete liquidation of certain foreign subsidiaries, and $2.6 million of restructuring charges.
Fourth quarter net income, as adjusted, totaled $11.8 million, or $0.29 per diluted share, in 2010 compared to net income, as adjusted, of $10.8 million, or $0.27 per diluted share for the fourth quarter of 2009. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “We are pleased with our ability to deliver fourth quarter revenue and earnings results above our communicated guidance ranges. Our U.S. business benefited from an accelerating extremities growth rate and favorable early results from the launch of our EVOLUTION™ Medial-Pivot knee system, and our international business continued to deliver the strong revenue results that we have seen throughout 2010. In addition to the better than expected revenue and earnings results, we also finished the year strong from a cash flow perspective, resulting in full year 2010 free cash flow of $24 million.”
Mr. Henley continued, “2010 was a challenging year for the orthopaedic industry. Despite the industry wide challenges, we were able to deliver revenue and earnings results in line with our original guidance for the year and produce free cash flow in excess of our original expectations. This 2010 performance highlights the flexibility of our business model and the advantages of our business profile, which is unique within the orthopaedic industry.”

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Outlook
The Company’s earnings target, as communicated in the guidance range stated below, excludes the effect of the new Senior Credit facility and tender offer for the Company’s convertible notes that were announced today, possible future acquisitions, other material future business developments, non-cash stock-based compensation expense, and costs associated with the Company’s DPA (including the associated independent monitor).
The Company anticipates full year 2011 net sales to be in the range of $517 million to $535 million. As previously announced, our license agreement with KCI has a negative impact of approximately 1% to 2% to our 2011 revenue growth rate. Excluding this negative impact, our annualized growth expectations are approximately 1% to 5%. The Company anticipates full year 2011 as-adjusted earnings per share to be in the range of $0.88 to $0.95 per diluted share, which represents annualized growth expectations of -2% to 6%.
As noted above, the Company’s earnings target excludes the impact of non-cash stock-based compensation charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.19 per diluted share for the full year 2011. Therefore, the Company anticipates full year 2011 as-adjusted earnings per share including stock-based compensation to be in the range of $0.69 to $0.76 per diluted share, which represents annualized growth expectations of -1% to 9%.
The Company’s anticipated ranges for net sales, adjusted earnings per share, and non-cash stock-based compensation charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-383-8008 (domestic) or 617-597-5341 (international). The participant passcode for the call is “wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Info” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until February 17, 2011. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 12255148. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Info — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate — Investor Info — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

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Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, effective tax rate, as adjusted, and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, costs related to the U.S. governmental inquiries and DPA, restructuring charges and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
This press release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010 to be filed with the SEC today, under the heading “Risk Factors” ), and the following: the impact of our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with the Deferred Prosecution Agreement through September 2011 and the Corporate Integrity Agreement through September 2015; demand for and market acceptance of our new and existing products; recently enacted healthcare reform legislation and its future implementation, possible additional legislation, regulation and other governmental pressures in the United States or globally, which may affect pricing, reimbursement, taxation and rebate policies of government agencies and private payers or other elements of our business; tax reform measures, tax authority examinations and associated tax risks and potential obligations; our ability to identify business development and growth opportunities for existing or future products; product quality or patient safety issues, leading to product recalls, withdrawals, launch delays, sanctions, seizures, litigation, or declining sales; individual, group or class action alleging products liability claims, including an increase in the number of claims during any period; future actions of the FDA or any other regulatory body or government authority that could delay, limit or suspend product development, manufacturing or sale or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; our ability to enforce our patent rights or patents of third parties preventing or restricting the manufacture, sale or use of affected products or technology; the impact of geographic and product mix on our sales; retention of our sales representatives and independent distributors; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; and any impact of the commercial and credit environment on us and our customers and suppliers. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market. The Company specializes in the design, manufacture and marketing of devices and biologic products for extremity, hip and knee repair and reconstruction. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net sales	$138,287	$129,928	$518,973	$487,508
Cost of sales	40,392	38,069	158,456	148,715

Gross profit	97,895	91,859	360,517	338,793

Operating expenses:
Selling, general and administrative	73,324	74,323	282,413	270,456
Research and development	8,902	9,231	37,300	35,691
Amortization of intangible assets	720	1,252	2,711	5,151
Restructuring charges	(220)	2,553	919	3,544

Total operating expenses	82,726	87,359	323,343	314,842

Operating income	15,169	4,500	37,174	23,951
Interest expense, net	1,573	1,492	6,123	5,466
Other (income) expense, net	(140)	3,231	130	2,873

Income before income taxes	13,736	(223)	30,921	15,612
Provision for income taxes	4,867	(2,458)	13,080	3,481

Net income	$8,869	$2,235	$17,841	$12,131

Net income per share, basic	$0.23	$0.06	$0.47	$0.32

Net income per share, diluted	$0.22	$0.06	$0.47	$0.32

Weighted-average number of common shares outstanding, basic	37,962	37,470	37,802	37,366

Weighted-average number of common shares outstanding, diluted	44,235	37,718	37,961	37,443

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2010	December 31, 2009	% change	December 31, 2010	December 31, 2009	% change
Geographic
Domestic	$81,180	$78,307	3.7%	$309,983	$299,587	3.5%
International	57,107	51,621	10.6%	208,990	187,921	11.2%

Total net sales	$138,287	$129,928	6.4%	$518,973	$487,508	6.5%

Product Line
Hip products	$46,269	$44,839	3.2%	$176,687	$167,869	5.3%
Knee products	35,112	31,451	11.6%	128,854	122,178	5.5%
Extremity products	34,752	30,259	14.8%	124,490	107,375	15.9%
Biologics products	19,935	20,448	(2.5%)	79,231	79,120	0.1%
Other	2,219	2,931	(24.3%)	9,711	10,966	(11.4%)

Total net sales	$138,287	$129,928	6.4%	$518,973	$487,508	6.5%

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Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Fourth Quarter 2010 Sales Growth
	Domestic	Int’l	Int’l	Total	Total
	As	Constant	As	Constant	As
	Reported	Currency	Reported	Currency	Reported
Hips	(9%)	12%	12%	3%	3%
Knees	6%	20%	19%	12%	12%
Extremities	14%	18%	16%	15%	15%
Biologics	(1%)	(10%)	(10%)	(3%)	(3%)
Total	4%	11%	11%	7%	6%

	2010 Sales Growth
	Domestic	Int’l	Int’l	Total	Total
	As	Constant	As	Constant	As
	Reported	Currency	Reported	Currency	Reported
Hips	(3%)	11%	12%	5%	5%
Knees	2%	10%	10%	5%	5%
Extremities	14%	26%	27%	16%	16%
Biologics	0%	1%	3%	0%	0%
Total	3%	10%	11%	6%	6%

	Sales as a % of Total Sales
	Three Months Ended			Twelve Months Ended
	December 31, 2010			December 31, 2010
	Domestic	International	Total	Domestic	International	Total
Hips	12%	21%	33%	14%	20%	34%
Knees	14%	12%	25%	13%	11%	25%
Extremities	20%	5%	25%	19%	5%	24%
Biologics	12%	2%	14%	13%	3%	15%
Total	59%	41%	100%	60%	40%	100%
Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2010		December 31, 2010
	International	Total	International	Total
	Net Sales	Net Sales	Net Sales	Net Sales
Net sales, as reported	$57,107	$138,287	$208,990	$518,973
Currency impact as compared to prior period	344	344	(1,496)	(1,496)

Net sales, excluding the impact of foreign currency	$57,451	$138,631	$207,494	$517,477

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Operating Income

Operating income, as reported	$15,169	$4,500	$37,174	$23,951

Reconciling items impacting Gross Profit:
Inventory step-up amortization	—	—	—	70
Non-cash, stock-based compensation	321	347	1,301	1,285

Total	321	347	1,301	1,355

Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,224	2,255	9,924	10,077
U.S. governmental inquiries/DPA related	1,283	186	10,902	7,845
Write-down of international receivable	—	5,579	—	5,579

Total	3,507	8,020	20,826	23,501

Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	452	389	1,952	1,829

Other Reconciling Items:
Restructuring charges	(220)	2,553	919	3,544

Operating income, as adjusted	$19,229	$15,809	$62,172	$54,180

Operating income, as adjusted, as a percentage of net sales	13.9%	12.2%	12.0%	11.1%

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net Income

Income before taxes, as reported	$13,736	$(223)	$30,921	$15,612
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	2,997	2,991	13,177	13,191
Restructuring charges	(220)	2,553	919	3,544
Inventory step-up amortization	—	—	—	70
U.S. governmental inquiries/DPA related	1,283	186	10,902	7,845
Write-down of international receivable	—	5,579	—	5,579
CTA write-off	—	2,643	—	2,643

Income before taxes, as adjusted	17,796	13,729	55,919	48,484

Provision for income taxes, as reported	4,867	(2,458)	13,080	3,481
Non-cash, stock-based compensation	1,144	896	4,410	3,901
Restructuring charges	(67)	2,882	376	3,269
Inventory step-up amortization	—	—	—	27
U.S. governmental inquiries/DPA related	81	(208)	2,266	2,789
Write-down of international receivable	—	1,817	—	1,817

Provision for income taxes, as adjusted	6,025	2,929	20,132	15,284

Effective tax rate, as adjusted	33.9%	21.3%	36.0%	31.5%

Net income, as adjusted	$11,771	$10,800	$35,787	$33,200

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Three Months Ended
	December 31, 2010		December 31, 2009
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$8,869	$11,771	$2,235	$10,800
Interest expense on convertible notes	935	935	N/A	935

Diluted net income	$9,804	$12,706	$2,235	$11,735

Basic shares	37,962	37,962	37,470	37,470
Dilutive effect of stock options and restricted shares	147	147	248	248
Dilutive effect of convertible notes	6,126	6,126	N/A	6,126

Diluted shares	44,235	44,235	37,718	43,844

Net income per share, diluted	$0.22	$0.29	$0.06	$0.27

	Twelve Months Ended		Twelve Months Ended
	December 31, 2010		December 31, 2009
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$17,841	$35,787	$12,131	$33,200
Interest expense on convertible notes	N/A	3,740	N/A	3,740

Diluted net income	$17,841	$39,527	$12,131	$36,940

Basic shares	37,802	37,802	37,366	37,366
Dilutive effect of stock options and restricted shares	159	159	77	77
Dilutive effect of convertible notes	N/A	6,126	N/A	6,126

Diluted shares	37,961	44,087	37,443	43,569

Net income per share, diluted	$0.47	$0.90	$0.32	$0.85

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Net Income per Diluted Share
Net income, as reported, per diluted share	$0.22	$0.06	$0.47	$0.32
Interest expense on convertible notes	N/A	0.02	0.08	0.09
Dilutive effect of convertible notes	N/A	(0.01)	(0.07)	(0.05)
Non-cash, stock-based compensation	0.04	0.05	0.20	0.21
Restructuring charges	0.00	(0.01)	0.01	0.01
Inventory step-up amortization	—	—	—	0.00
U.S. governmental inquiries/DPA related	0.03	0.01	0.20	0.12
Write-down of international receivable	—	0.09	—	0.09
CTA write-off	—	0.06	—	0.06

Net income, as adjusted, per diluted share	$0.29	$0.27	$0.90	$0.85

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	December 31,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$153,261	$84,409
Marketable securities	19,152	86,819
Accounts receivable, net	105,336	101,720
Inventories	166,339	163,535
Prepaid expenses and other current assets	53,502	54,121

Total current assets	497,590	490,604

Property, plant and equipment, net	158,247	139,708
Goodwill and intangible assets, net	70,673	71,587
Marketable securities	17,193	—
Other assets	11,536	12,385

Total assets	$755,239	$714,284

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,862	$13,978
Accrued expenses and other current liabilities	54,409	54,643
Current portion of long-term obligations	1,033	336

Total current liabilities	71,304	68,957

Long-term obligations	201,766	200,326
Other liabilities	11,197	4,593

Total liabilities	284,267	273,876

Stockholders’ equity	470,972	440,408

Total liabilities and stockholders’ equity	$755,239	$714,284